UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2020
AG Mortgage Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th floor
New York, New York 10167
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 692-2000

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	MITT	New York Stock Exchange	(NYSE)
8.25% Series A Cumulative Redeemable Preferred Stock	MITT PrA	New York Stock Exchange	(NYSE)
8.00% Series B Cumulative Redeemable Preferred Stock	MITT PrB	New York Stock Exchange	(NYSE)
8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	MITT PrC	New York Stock Exchange	(NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry in a Material Definitive Agreement.

On September 24, 2020, AG Mortgage Investment Trust, Inc. (the “Company”) and AG REIT Management, LLC (the “Manager”), the Company’s external manager, executed an amendment (the “Second Management Agreement Amendment”) to the management agreement, dated as of June 29, 2011, by and between the Company and the Manager (the “Management Agreement”) pursuant to which the Manager agreed to receive a portion of the accrued base management fee provided by Section 7 of the Management Agreement in shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). As reported in a Current Report on Form 8-K dated April 8, 2020, the Company and the Manager had previously amended the Management Agreement to defer payment of the base management fee and reimbursement of expenses that would otherwise have been payable through September 30, 2020 (or such other time as the Company and the Manager agreed). Pursuant to the Second Management Agreement Amendment, the Manager agreed to accept, and the Company agreed to issue, (i) 1,215,370 shares of Common Stock in full satisfaction of the deferred base management fee of $3.8 million payable by the Company in respect of the first and second quarters of 2020 and (ii) 154,500 shares of Common Stock in full satisfaction of $0.5 million of the base management fee payable by the Company in respect of the third quarter of 2020. The shares to be issued represent approximately 3.94% of the Company’s currently outstanding Common Stock. The remaining base management fee for the third quarter of 2020 and the reimbursement of expenses through September 30, 2020 will be paid in cash in the ordinary course pursuant to the Management Agreement.

The Second Management Agreement Amendment and the stock issuance to the Manager were approved by the independent Audit Committee of the Company’s Board of Directors. The shares of Common Stock issued to the Manager were valued at $3.15 per share based on the midpoint of the estimated range of the Company’s book value per share as of August 31, 2020 discussed in Item 7.01 below. The closing price of the Company’s Common Stock on the New York Stock Exchange on September 23, 2020, was $2.68 per share.

The above description of the terms of the Second Management Agreement Amendment does not purport to be complete and is qualified in its entirety by the full text of the Second Management Agreement Amendment attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference. The Common Stock was issued to the Manager pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(a)(2) of the Act and Rule 506 promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

The Company has elected to provide an update on its book value per share calculation as of August 31, 2020. The Company’s book value per share1 as of August 31, 2020 is estimated to be in the range of $3.10 to $3.20.

The estimated range reflects the Company’s estimates based on information currently available to management. You should not place undue reliance on it. These estimates were prepared by, and are the responsibility of, the Company’s management and are based upon a number of assumptions, including but not limited to, the valuation of certain of its assets and the estimation of certain expenses. Additional items that may require adjustments to these estimates may be identified and could result in material changes to these estimates. The Company undertakes no obligation to update this information.

1 Book value per share is calculated using (i) as the denominator, all outstanding shares of Common Stock as of August 31, 2020 in accordance with U.S. GAAP; and (ii) as the numerator, stockholders’ equity less net proceeds of the offerings of our 8.25% Series A Cumulative Redeemable Preferred Stock ($49.9 million) (the “Series A Preferred”), 8.00% Series B Cumulative Redeemable Preferred Stock ($111.3 million) (the “Series B Preferred”), and 8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock ($111.2 million) (the “Series C Preferred,” together with the Series A Preferred and the Series B Preferred, the “Preferred Stock”). As of September 17, 2020, the last scheduled payment date on which dividend payments were not paid on the Preferred Stock, the liquidation preference for the Series A Preferred, Series B Preferred and Series C Preferred that remains outstanding following the Company’s previously announced exchange offer that expired on September 11, 2020 (the “Exchange Offer”) was $52.8 million ($26.03 per share), $118.8 million ($26.00 per share) and $118.8 million ($26.00 per share), respectively. This includes accumulated and unpaid dividends in the aggregate amount of $11.3 million, consisting of $2.1 million for the Series A Preferred, $4.6 million for the Series B Preferred and $4.6 million for the Series C Preferred. The accumulated and unpaid dividends on the Company’s Preferred Stock accrue without interest, and if (as is currently the case) dividends on the Company’s Preferred Stock are in arrears, the Company cannot pay cash dividends with respect to its Common Stock. For the avoidance of doubt, the August 31, 2020 book value per share calculation does not include any accrual of accumulated, unpaid, or undeclared dividends on our Preferred Stock. It also does not include the impact of the issuance of Common Stock to the Manager described in Item 1.01 above or the issuance of a total of 516,300 shares of Common Stock pursuant to the Exchange Offer, which occurred after August 31, 2020 and were not material to the calculation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to the Management Agreement, dated September 24, 2020, by and between AG Mortgage Investment Trust, Inc. and AG REIT Management, LLC

104	Cover Page Interactive Data File (formatted as Inline XBRL)

 FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates on the loans we own that underlie our investment securities, increases in default rates or delinquencies and/or decreased recovery rates on our assets, our ability to make distributions to our stockholders in the future, our ability to maintain our qualification as a REIT for federal tax purposes, our ability to qualify for an exemption from registration under the Investment Company Act of 1940, as amended, prior to the expiration of our one year grace period, the availability and terms of financing, changes in the fair value of our assets, including negative changes resulting in margin calls relating to the financing of our assets, changes in general economic conditions, in our industry and in the finance and real estate markets, including the impact on the value of our assets, conditions in the market for Agency mortgage-backed securities, Non-Agency residential mortgage-backed securities and commercial mortgage-backed securities, excess mortgage servicing rights and loans, conditions in the real estate market, legislative and regulatory actions by the U.S. Department of the Treasury, the Federal Reserve and other agencies and instrumentalities in response to the economic effects of the novel coronavirus (COVID-19) pandemic that could adversely affect the business of the Company, the forbearance program included in the Coronavirus Aid, Relief, and Economic Security Act and the ongoing spread and economic effects of COVID-19. Additional information concerning these and other risk factors are contained in the Company's filings with the Securities and Exchange Commission ("SEC"), including its most recent Annual Report on Form 10-K and subsequent filings, including its Quarterly Report on Form 10-Q for the three months ended June 30, 2020. Copies are available free of charge on the SEC's website, http://www.sec.gov/. All information in this Current Report on Form 8-K is as of September 24, 2020. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2020	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ RAUL E. MORENO
Name: Raul E. Moreno
Title: General Counsel and Secretary